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                                                                    Exhibit 10.1

                         AGREEMENT OF SALE AND PURCHASE
                         ------------------------------


         THIS AGREEMENT is made as of the 7th day of August, 1998 by and between the persons and entities that are the signatories to this Agreement (collectively, "Seller") and AMERICAN REAL ESTATE INVESTMENT, L.P., a Delaware Limited Partnership ("Buyer").


                              W I T N E S S E T H :
                              ---------------------


         1. AGREEMENT TO SELL AND PURCHASE.

         Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms and conditions of this Agreement, certain property consisting of the following:

                  (a) REAL PROPERTY. All those certain tracts of land designated on Schedule 1 hereto as the Whitehorse Road Industrial Park, Standing Springs Industrial Park, Buncombe Road Industrial Park, Pelham Industrial Park, Piedmont Highway Industrial Park, Augusta Road Industrial Park, Wunda Weve Building and Rocky Creek Business Park, which are more fully described by metes and bounds on Exhibit A-1 to Exhibit A-8 hereto (herein collectively called the "Land"); together with all improvements on the Land, including, without limitation, the 33 buildings containing in the aggregate approximately 2,529,198 square feet of enclosed floor area and each containing the number of square feet of enclosed floor area which is designated on Schedule 1 hereto; together with all appurtenances thereto (including, without limitation, all easements, rights-of-way, water rights, mineral and timber rights, development rights, privileges, licenses and other rights and benefits belonging to, running with the owner of, or in any way relating to the Land); and together with all rights, title and interest of Seller in and to all land lying in the bed of any street, opened or proposed, abutting the Land and all right, title and interest of Seller in and to any unpaid award for the taking by eminent domain of any part of the Land or for damages to the Land by reason of a change of grade of any street (all of the property, rights and privileges described in this Section 1(a) herein being collectively called the "Real Property"). Provided, the condemnation award on Building 1 - Buncombe Road - of approximately Nine Thousand Dollars ($9,000) shall remain the property of Seller.

                  (b) All fixtures, equipment and other personal property attached or appurtenant to the Real Property; all furniture, supplies, and other unattached items of personal property located in or on, or used in connection with, the Real Property which are not owned by Tenants (as defined below); and all intangible personal property used in the ownership, operation or maintenance of the Real Property, which is not owned by the Tenants; including, without limitation, the items set forth on Exhibit B hereto (all of the foregoing items of property being herein collectively called "Personal Property").



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                  (c) PROPERTY. The Real Property and the Personal Property are
sometimes collectively called the "Property"or the "Properties"; and the Real Property and the Personal Property with respect to each individual property listed on Schedule 1, hereto are sometimes individually called a "Property". No Property may be deleted from this sale without mutual consent of the parties.

         2. PURCHASE PRICE.

                  (a) The purchase price (the "Purchase Price") for the Property, subject to adjustments and allocation as provided in this Agreement, shall be Fifty Two Million Dollars ($52,000,000) and shall be paid as follows:

                           (i) One Hundred Thousand Dollars ($100,000)
(such sum, plus all interest which accrues thereon, being herein called "the Deposit") shall be paid by Buyer to Commonwealth Land Title Insurance Company ("Title Company") on or prior to the third business day to occur after the date on which the Inspection Period (as defined below) ends. The Deposit shall be held by the Title Company in one or more federally-insured money market accounts acceptable to both Seller and Buyer, or in short-term United States Government obligations having a maturity date which is not later than the Closing Date (as defined below).

                         (ii) The balance of the Purchase Price shall be paid
at Closing by wire transfer of immediately available funds to the account or accounts designated by Seller.

                  (b) The Purchase Price shall be allocated among each respective Property as set forth on Schedule 1 hereto (each of the allocated amounts set forth on Schedule 1 being herein called an "Allocation Amount"). Provided, however, Seller retains the right to change allocations (in reasonable amounts) by giving written notice of such change to Buyer at least ten (10) days prior to the Closing Date.

                  (c) Seller shall have the option (the "UNIT OPTION"), exercisable upon written notice to Buyer (the "UNIT NOTICE") at least 15 days prior to the expiration of the Inspection Period, to elect to receive units of limited partnership interest in Buyer (the "OP UNITS") at the Closing in lieu of cash with respect to the Allocation Amount for the Whitehorse Road Industrial Park Property ("Cash Amount") as follows:

                           (i) On the Closing Date, Seller and each person
receiving OP Units shall execute an OP Unit Recipient Agreement in form and substance reasonably satisfactory to Buyer and consistent with previous OP Unit Recipient Agreements executed by Buyer in connection with contribution agreements.

                           (ii) At the Closing, Seller shall receive that
number of OP Units equal to the Cash Amount divided by the Average Price (as defined below).

                           (iii) For the purposes of this Section 2(c),
the "Average Price" shall be equal to the arithmetic average of the "Closing Price" (as defined below) on each of the

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Trading Days (as defined below) during the 10-day period preceding the Closing
Date. The term "Closing Price" shall mean, on any Trading Day, the closing price of a share of common stock of American Real Estate Investment Corporation ("Company"), par value $0.001 per share, on the American Stock Exchange or, if the shares are no longer listed on the American Stock Exchange, such other exchange or quotation system upon which the shares are then listed or quoted, or, if not listed or quoted, the Closing Price on a Trading Day shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. The term "Trading Day" shall mean any day on which securities are traded on the American Stock Exchange or such other national securities exchange or quotation system upon which the shares are then trading or quoted.


         3. DISPOSITION OF DEPOSIT; DEFAULTS.

                  (a) The Deposit shall be held in escrow and disbursed by the Title Company in accordance with the terms of this Agreement. Seller and Buyer each agrees, upon request, to execute the Title Company's form of escrow agreement with respect to the Deposit.

                  (b) If Buyer, without the right to do so and in default of its obligations under this Agreement fails to complete Closing, Seller shall have the right to be paid the Deposit as liquidated damages and not as a penalty. Buyer and Seller acknowledge that the damages which may be incurred by Seller in the event of Buyer's default are difficult to quantify as of the date of this Agreement; the Deposit represents the parties' reasonable estimate of Seller's probable future damages in the event of Buyer's default; and that the Deposit represents fair and reasonable compensation to Seller in the event of Buyer's default. The right of Seller to be paid the Deposit shall be Seller's exclusive and sole remedy, and Seller waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted by law or in equity against Buyer.

                  (c) If Seller, without the right to do so and in default of its obligations under this Agreement fails to complete Closing or otherwise defaults under or breaches this Agreement, Buyer shall have the right to be paid the Deposit, which right shall be in addition to all other rights and remedies of Buyer under this Agreement, at law or in equity, including without limitation the right to specific performance and injunctive relief.

                  (d) If Closing is completed hereunder, the Title Company shall pay the Deposit to Seller on account of the Purchase Price.

                  (e) Notwithstanding anything contained in this Section 3, if either party terminates this Agreement as a result of the other's default or pursuant to the exercise of any right of termination conferred by this Agreement, the Title Company shall not disburse the Deposit until the earlier to occur of: (i) receipt by the Title Company of written instructions from Seller and Buyer or (ii) entry of a final adjudication determining which party is entitled to receive the Deposit, as applicable, at which time the Deposit shall be distributed in accordance with such written instructions or adjudication. In the event of a dispute between the parties with respect to the Deposit, the Title Company may deposit the Deposit with a court of proper jurisdiction and commence an interpleader action. Upon notifying Seller and Buyer of the commencement of such action, the Title Company shall be released of all liability with respect to the Deposit, except to the extent of accounting for any monies previously delivered by the Title Company out of escrow. The Title Company shall not be liable to either Seller or Buyer other than for the performance of its duties under this Agreement, its gross negligence or intentional wrongdoing.

         4. CLOSING.

                  (a) The closing of this transaction ("Closing") shall take place at the offices of Wolf, Block, Schorr and Solis-Cohen, Twelfth Floor Packard Building, 15th and Chestnut Streets, Philadelphia, Pennsylvania 19102. Closing shall commence at 10:00 a.m. on the fifteen (15th) day after the date on which Inspection Period ends or on such earlier date as Buyer shall designate by at least five (5) days prior written notice to Seller (the "Closing Date").

                  (b) If Seller does not elect the Unit Option pursuant to
Section 2(c), above, Seller shall have the right, by written notice given to Buyer at least 15 days prior to the expiration of the Inspection Period, to defer the Closing Date with respect to the Whitehorse Road Industrial Park Property only to January 4, 1999; and in such event Buyer shall pay to Seller the Allocated Amount for the Whitehorse Road Industrial Park Property on the deferred Closing Date.

         5. CONDITION OF TITLE.

                  (a) (i) Title to the Properties shall be good and marketable and free and clear of all liens, restrictions, easements, encumbrances, leases, tenancies and other title objections, except for the Permitted Encumbrances (as defined below), and shall be insurable as such and as provided in this Agreement at ordinary rates by the Title Company pursuant to an ALTA Owner's Policy of Title Insurance, Form B, amended October 17, 1970 and October 17, 1984 (the "Owner's Policy of Title Insurance").

                           (ii) The Owner's Policy of Title Insurance shall also
contain endorsements insuring (A) that the covenants, conditions and restrictions included in the Permitted Encumbrances have not been violated and that a future violation thereof will not cause a forfeiture or reversion of title; and (B) that each of the parcels constituting the Land has direct access to a publicly dedicated road owned and maintained by the proper governmental authority.

                           (iii) The premium (at ordinary rates) for the Owner's
Policy of Title Insurance and such endorsements will be paid by Buyer.


                  (b) If Seller is unable to convey title to any of the Properties to Buyer at Closing in accordance with the requirements of this Agreement, Buyer shall have the options: (i) of taking such title to the defective Property or defective Properties as Seller is able to convey with abatement of the Purchase Price in the amount (fixed or ascertainable) of any mortgages or other monetary liens on such defective Property or defective Properties; or (ii) of terminating Buyer's obligations under this Agreement and being repaid the Deposit. If Buyer does not terminate this Agreement pursuant to this Section 5(b), upon payment to Buyer of the Deposit pursuant to clause (ii) above, this Agreement shall be null and void and neither party shall have any further obligations hereunder. If Buyer terminates this Agreement pursuant to this Section 5(b), Seller and Buyer shall immediately deliver to the Title Company written instructions to pay the Deposit to Buyer.

                  (c) Promptly after the execution of this Agreement, Buyer shall order from the Title Company a Commitment for Title Insurance ("Title Commitment") with respect to the Real Property. Buyer shall give to Seller notice ("Exception Notice") of any exceptions to title set forth in the Title Commitment which are not acceptable to Buyer ("Unacceptable Exceptions"). Seller shall, within five (5) days from the date of Seller's receipt of the Exception Notice, deliver to Buyer an endorsement to the Title Commitment issued by the Title Company stating which, if any, of the Unacceptable Exceptions the Title Company has or will commit to remove from the Title Commitment; and if the Title Company has not issued an endorsement to the Title Commitment removing (or committing to remove) all of the Unacceptable Exceptions from the Title Commitment within five (5) days from the date of Seller's receipt of the Exception Notice, Buyer shall have the right to terminate this Agreement. If Buyer does not terminate this Agreement pursuant to the provisions of this
Section 5(c), then the exceptions remaining on Schedule B, Section 2 of the Title Commitment which are not liens securing payment of monetary sums ("Monetary Liens") shall be the "Permitted Encumbrances". Seller agrees to pay all Monetary Liens and cause all Monetary Liens to be released and satisfied of record prior to the completion of Closing.

         6. POSSESSION. Possession of the Property shall be given to Buyer at Closing, subject only to the right of occupancy of the Tenants under the Tenant Leases, by delivery of Seller's Warranty Deeds (the "Deeds") and Bills of Sale (the "Bills of Sale"), duly executed and acknowledged by Seller and in proper form for recording. If Buyer causes surveys to be made of the Real Property, then at Buyer's option, the descriptions of the Real Property contained in the Deeds shall be based upon the surveys.

         7. APPORTIONMENTS; TRANSFER TAXES

                  (a) (i) Real estate taxes (on the basis of the actual fiscal years for which such taxes are assessed) on the Real Property; personal property taxes on the Personal Property; minimum water and sewer charges; minimum rent and additional rent and other sums paid by the Tenants to the Seller prior to Closing under the Tenant Leases; and payments due under the Service Agreements (as defined below) which are to be assigned to Buyer, if any, shall be apportioned pro rata between Seller and Buyer on a per diem basis as of the Closing Date; provided, however, that there shall be no apportionment between Buyer and Seller at Closing with respect to real estate taxes, utility charges and other sums paid by the Tenants to the taxing authorities, utility companies or other third parties pursuant to the Tenant Leases for a period or periods of time from and after the Closing Date.

                           (ii) If as of the Closing Date any of the Tenants has
not paid the monthly installment of minimum rent ("Delinquent Installment") due under its Tenant Lease with respect to the month in which Closing occurs, then at Closing Buyer shall receive a credit against the Purchase Price in an amount equal to the portion of the Delinquent Installment applicable to the period of time from and after the Closing Date and through the balance of the applicable month; and upon Buyer's receipt of the Delinquent Installment from the Tenant, Buyer shall pay the full amount thereof to Seller.

                           (iii) If, at Closing, the Property is affected by an
assessment which is payable in installments of which the first installment is then a charge or lien, or has been paid, then all unpaid installments of such assessments, including those which are to become due and payable after Closing, shall be deemed to be due and payable and to be a lien upon the Property and shall be paid and discharged by Seller at Closing. The term "assessment" as used in this Section 7(a)(iii) shall not include real estate brokerage commissions.

                  (b) Each of Buyer and Seller shall, at Closing, pay one-half (1/2) of all realty transfer taxes imposed upon the Deeds and/or the conveyance of the Real Property from Seller to Buyer.

                  (c) The total sum of all Tenant security, utility, key and other deposits, together with all interest earned thereon as of the Closing Date which the Tenants are entitled to receive, shall be given to Buyer at Closing as a credit against the Purchase Price.

                  (d) Seller shall obtain readings of the water, electric, gas and other utility meters servicing the Real Property (other than meters which exclusively measure utility consumption which is to be paid in full by any of the Tenants under Tenant Leases) to a date no more than five (5) days prior to the Closing Date. At or prior to Closing, Seller shall pay all charges based upon such meter readings, adjusted to include a reasonable estimate of the additional charges due for the period from the dates of the respective readings until the Closing Date. If Seller is unable to obtain readings of any meters prior to the Closing Date, Closing shall be completed without such readings and upon the obtaining thereof, Seller shall pay the charges incurred prior to the Closing Date as reasonably determined by Buyer based upon such readings, and at Closing, Seller shall deposit with the Title Company an amount reasonably estimated to represent the anticipated obligation of Seller under this sentence.

                  (e) Notwithstanding the assignment of the Tenant Leases by Seller to Buyer at Closing, after Closing Seller shall continue to receive (and Buyer shall remit to Seller upon collection) the remaining balance of the sum of $350,000 payable in annual installments of $50,000 each from BMW pursuant to the Lease Agreement between Seller and BMW for the Wunda Weve Property.

                  (f) The parties agree that any improvements on the Properties or commissions on the Leases that come into effect or are accepted after July 8, 1998 shall be the responsibility of the Buyer (provided that Seller has given to Buyer written notice of any such

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improvements or commissions that have come into effect or have been accepted prior to the date of this Agreement). The Buyer shall assume at Closing any obligation for real estate commissions due under any of the Tenant Leases to the extent the obligations for the payment of such commissions are expressly set forth in the face of the Tenant Leases or in a side letter disclosed to Buyer during the Inspection Period; the obligations pursuant to this sentence being limited to: the Lease with BMW (which requires a three percent (3%) commission in full at the end of the expiration of the initial term of the Lease); the Lease with R-Max (which requires the payment of a five percent (5%) monthly commission); the Lease with Fastco Threaded Products (which requires the payment of a three percent (3%) commission at the commencement of any extension term); the Lease with Export Packaging (which requires the payment of a six percent (6%) commission at the commencement of the one (1) year extension term); and the Lease with Hitachi (which requires a commission payable monthly on 160,000 square foot building at six percent (6%)); the other commission obligations which are listed on Schedule 5 hereto; and any other commission obligations resulting from the execution by the Seller prior to Closing of new Tenant Leases and the extension prior to Closing of existing Tenant Leases (provided that such new Tenant Leases and such extensions have been approved in writing by Buyer).

         8. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller, to induce Buyer to enter into this Agreement and to complete Closing, makes the following representations and warranties to Buyer, which representations and warranties are true and correct as of the date of this Agreement, and shall be true and correct at and as of the Closing Date in all respects as though such representations and warranties were made both at and as of the date of this Agreement, and at and as of the Closing Date. The representations and warranties of Seller set forth in Sections 8(n) through 8(cc) below are made to the best of the actual knowledge of Seller without further investigation or obligation to do so.

                  (a) The only leases or other agreement with respect to rights of use and occupancy of the Property in effect are the leases ("Tenant Leases") listed on Schedule 2 hereto ("Rent Roll") with the tenants ("Tenants") designated on Schedule 2 hereto.

                  (b) The Tenant Leases are valid and existing and in full force and effect; the Tenants are in actual possession of the Property; and neither the Tenants nor the Seller are in default of their respective obligations under the Tenant Leases.

                  (c) The copies of the Tenant Leases previously delivered by Seller to Buyer are true and complete copies of the Tenant Leases; the Tenant Leases have not been amended, modified, or supplemented; and the Tenants do not have any right to extend or renew the terms of the Tenant Leases except as expressly set forth in the Tenant Leases.

                  (d) The Tenants have not asserted any claims which could adversely affect the right of the landlord to collect rent from the Tenants; and no notice of default or breach on the part of landlord under the Tenant Leases has been received by Seller from the Tenants which have not been cured.

                  (e) All construction, painting, repairs, alterations, improvements and other work required to be performed by the landlord under the Tenant Leases, and all of the other

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obligations of the landlord required to be performed under the Tenant Leases as of the Closing Date, have been fully performed and paid for in full by Seller.

                  (f) The rents and other payments set forth on the Rent Roll and in the Tenant Leases are the actual rents, income and charges presently being collected by Seller under the Tenant Leases; all minimum rent payable under the Tenant Leases is payable monthly in advance and there are no restrictions upon the amount of rent which may be charged or collected under the Tenant Leases nor upon tenants to whom space can be leased in the Property by virtue of rent control laws, ordinances, or regulations, or by virtue of existing agreements or regulations.

                  (g) Except as set forth in the Tenant Leases, the Tenants are not entitled to any concession, allowance, rebate or refund.

                  (h) The Tenants have not prepaid any rent or other charges for more than the current month under the Tenant Leases.

                  (i) Neither the Tenant Leases nor the rent or other amounts payable under the Tenant Leases have been assigned, pledged or encumbered other than to the holder of any existing mortgage as collateral security, which assignment shall be terminated at Closing; and the Tenant Leases may be assigned by Seller to Buyer at Closing.

                  (j) No security deposits have been paid by the Tenants under the Tenant Leases, except as set forth on the Rent Roll.

                  (k) No brokerage or leasing commissions or other compensation is or will be due or payable to any party with respect to or on account of the Tenant Leases or any extensions or renewals thereof or any other actions by Tenants thereunder; provided, however, that Seller has disclosed to Buyer, and Buyer agrees to assume, the obligations to pay leasing commissions for the Tenant Leases designated on Schedule 3 hereto, expressly limited to the Tenant Leases designated on Schedule 3 hereto and limited to the monthly installments of minimum rent payable after Closing as designated on Schedule 3 and the exercise of renewal options as designated on Schedule 3 (herein called "Assumed Commission Obligations").

                  (l) The Tenants do not have any options to purchase, right of first refusal, right of first offer, or other similar or dissimilar right or option to purchase or otherwise acquire all or any portion of the Property, or any interest therein; and there are no outstanding agreements with any other party granting any right or creating any obligation to acquire the Property or any portion thereof or any interest therein.

                  (m) The Tenants do not have the right to remove from the Property any of the currently attached heating, ventilating, air conditioning, mechanical, electrical and other systems located within the buildings on the Real Property.

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                  (n) All of the books, records, information, data and other items supplied by Seller to Buyer are true, complete and correct in all material respects, and fairly and accurately presented the results of operations of the Property.

                  (o) Seller has not received any notice ("Defect Notice") from any insurance company which has issued a policy with respect to the Property or from any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies in the Property or suggesting or requesting the performance of any repairs, alterations or other work to the Property.

                  (p) There are no management, service, equipment, supply, security, maintenance, construction, concession or other agreements with respect to or affecting the Property, except for any agreements under which only the Tenants are bound and except for the agreements listed on Exhibit D to this Agreement (collectively, the "Service Agreements"); Seller is not in default under the Service Agreements; each of the Service Agreements designated on Exhibit D to be assigned to Buyer at Closing is assignable by Seller and will not be invalidated, violated or otherwise adversely affected by the assignment thereof or by the transfer of the Property to Buyer; the copies of the Service Agreements previously delivered by Seller to Buyer are true and complete copies of such Service Agreements and the same have not been amended, modified or supplemented; and each of the Service Agreements designated on Exhibit D to be terminated shall be terminated by Seller at or prior to Closing and all sums due thereunder paid in full by Seller.

                  (q) No employee of Seller who performs services at or in connection with the Property is covered by an employment agreement or union contract; no demand has been made upon Seller for recognition of a union or collective bargaining agent for the employees of Seller at the Property; and none of the employment arrangements with respect to Seller's employees will be binding upon Buyer or any subsequent owner of the Property after Closing.

                  (r) All buildings and improvements (including all roads, parking areas, curbs, sidewalks, sewers and other utilities) included within the Property have been completed and installed in accordance with the plans and specifications therefor approved by the governmental authorities having jurisdiction; no municipal or other governmental improvements affecting the Property are in the course of construction or installation, and no such improvement has been ordered to be made; all street paving, curbing, sanitary sewers, storm sewers and other municipal or other governmental improvements which have been constructed or installed have been paid for and will not hereafter be assessed, and all assessments heretofore made have been paid in full; and there are no private contractual obligations relating to the installation of or connection to any sanitary sewers or storm sewers.

                  (s) All permanent certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the Property, have been paid for, are in full force and effect, are assignable by Seller, and will not be invalidated, violated or otherwise adversely affected by the assignment thereof or by the transfer of the Property to Buyer.

                  (t) The construction, operation and use of the buildings and other improvements constituting the Real Property do not violate any zoning, subdivision, building or similar law, ordinance, order, regulation or recorded plat or any certificate of occupancy issued for the Property; no zoning variances, special exceptions or zoning board of adjustment certificates were issued for the construction of the Property or for its present use; and the buildings and improvements on the Real Property are not non-conforming uses or structures.

                  (u) No portion of the Property and no method of operation of the Property is in violation ("Violation") of any applicable law, ordinance, code, rule, order, regulation or requirement of any governmental authority, the requirements of any local board of fire underwriters (or other body exercising similar functions), and there are no presently outstanding and uncured notices of Violations.

                  (v) There exists no defective condition, structural or otherwise, with respect to the Property; and the heating, ventilating and air conditioning, plumbing, sprinkler, electrical and drainage systems, roofs, and all other fixtures, equipment and systems at or serving the Property are in good condition, repair and working order.

                  (w) Exhibit E to this Agreement sets forth the only fire and extended coverage insurance policies ("Policies") maintained by Seller or by the Tenants with respect to the Property; the Policies are in full force and effect and all premiums due thereunder have been paid; and neither Seller nor any of the Tenants has received any notice from the insurance companies which issued the Policies, indicating that the Policies will not be renewed or will be renewed at a higher premium than is presently payable therefor.

                  (x) There is no action, suit or proceeding pending or threatened against or affecting Seller or the Property or any portion thereof or any of the Tenant Leases or relating to or arising out of the ownership, management or operation of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.

                  (y) All real estate taxes currently due and payable with respect to the Property have been paid; each Property constitutes a separate tax parcel and is separately assessed for real estate tax purposes; there is no proceeding pending for the adjustment of the assessed valuation of all or any portion of the Property; the Property has been assessed and real estate taxes have been paid on the basis of the value of all improvements as completed; and there is no abatement, reduction or deferral in effect with respect to all or any portion of the real estate taxes or assessments applicable to the Property.

                  (z) No portion of the Property is located within an area designated as a flood hazard area or an area which will require the purchase of flood insurance for the obtaining of any federally insured or federally related loan; and no portion of the Real Property is located in any area constituting a "wetland".

                  (aa) Water, sanitary sewer, storm sewer, drainage, electric, telephone, gas, and other public utility systems and lines serve the Property with capacity and in a manner adequate for the present use of the Property and are directly connected to the lines and/or other facilities of the respective public authorities or utility companies providing such services or accepting such discharge, either adjacent to the Real Property or through easements or rights of way appurtenant to and forming a part of the Real Property; such easements or rights-of-way have been fully granted, and all charges therefore have been fully paid by Seller and all charges for the aforesaid utility systems and the connection of the Real Property to such systems, including without limitation connection fees, "tie-in" charges and other charges now or hereafter to become due and payable, have been fully paid by Seller; and the water and sanitary sewer service described above is supplied by public authority.

                  (bb) Seller has not received any notice of any condemnation proceeding or other proceedings in the nature of eminent domain ("Taking") in connection with the Property, and to Seller's knowledge no Taking has been threatened.

                  (cc) Each Property has direct access to a public road owned and maintained by the applicable municipal authority.

         Seller shall provide to Buyer, at least fifteen (15) days prior to the Closing Date, a statement in writing ("Update Statement") containing a certification by Seller of any exceptions to the representations and warranties of Seller set forth in Subparagraphs (a) to (o) of this Section 8; and if Buyer completes Closing, Buyer shall be deemed to have accepted the exceptions to the representations and warranties set forth in the Update Statement.

         9. OPERATIONS PRIOR TO CLOSING. Between the date of this Agreement and
Closing:

                  (a) Seller shall, at its expense: make all repairs and replacements, structural and non-structural, which are required with respect to any portion of the Property to maintain it in its present condition, except only damage by Casualty (which term is defined in, and shall be governed by, the provisions of Section 11 below); perform all of its obligations under the Tenant Leases and cause the Tenants to perform all of their obligations under the Tenant Leases; and cure (or cause the Tenants to cure) all notices of any Violations and/or Defect Notices issued prior to Closing.

                  (b) Seller shall not enter into any agreement to modify, amend or otherwise alter any of the terms or provisions of the Tenant Leases or any of the Service Agreements; and Seller shall not enter into an new lease or other agreement with respect to the use or occupancy of the Property and/or the maintenance or operation thereof, without the prior written consent of Buyer.

                  (c) Seller shall perform all acts, and shall make all payments, necessary to cause the representations and warranties of Seller in this Agreement to be true and correct.

                  (d) (i) Buyer, its attorneys, accountants, architects, engineers and other representatives shall be afforded access to the Property and to all books, records and files relating thereto from time to time prior to Closing for the purposes of inspections, preparation of plans, taking of measurements, making of surveys, making of appraisals, and generally for the ascertainment of the condition of the Property, including but not limited to the physical and financial condition of the Property; and there shall be furnished to Buyer all plans and specifications, engineering reports, feasibility studies, operating statements, governmental permits and approvals, contracts, leases, surveys, title information and other documentation concerning the Property in the possession of Seller and/or Seller's management agent for the Property.

                           (ii) Buyer, its attorneys, accountants and other
representatives, shall be permitted to make and are authorized to make any searches of governmental records as they deem necessary with respect to the Property; and Seller agrees fully to cooperate with Buyer and its attorneys and other representatives in this regard and to issue any consents or authorizations required therefor.

                           (iii) Buyer agrees to indemnify, defend and
reimburse Seller for all costs, expenses (including, without limitation, attorney's fees, consultant and expert fees and court costs) loss and liabilities suffered or incurred by Seller as the result of any injuries to persons or properties caused by Buyer's entry upon the Property prior to Closing pursuant to the provisions of this Section 9(d). The obligations of Buyer pursuant to this Section 9(d)(iii) shall survive Closing and/or any termination of this Agreement.

                  (e) Promptly after receipt thereof by Seller, Seller shall deliver to Buyer the following:

                           (i) a copy of any notice of default given or received
under any of the Tenant Leases or the Service Agreements;

                           (ii) a copy of any tax bill, notice or statement of
value, or notice of change in a tax rate affecting or relating to the Property;

                           (iii) a copy of any notice of an actual or alleged
Violation; and

                           (iv) a copy of any notice of Taking.

                  (f) Seller shall complete and deliver for execution by each of the Tenants a written certification in the form of Exhibit F-1 to this Agreement, but modified and supplemented by Buyer's counsel to reflect the terms and provisions of each of the respective Tenant Leases (each, "Tenant Estoppel Certificate"); and shall use its best efforts to obtain an executed Tenant Estoppel Certificate (dated no more than thirty (30) days prior to the Closing

Date) from each of the Tenants. Seller shall deliver to Buyer a copy of each of the executed Tenant Estoppel Certificates delivered to Seller promptly after receiving each such certificate. If, notwithstanding the use of its best efforts, Seller has been unable to obtain Tenant Estoppel Certificates from all Tenants under the Tenant Leases, then, in lieu of each Tenant Estoppel Certificate which Seller has not obtained from a Tenant, Seller, shall, instead, execute and deliver to Buyer a Tenant Estoppel Certificate executed by Seller; provided, however, that if Buyer does not choose to accept any of the Seller's executed Tenant Estoppel Certificates, Buyer shall have the right, at Buyer's sole option to terminate this Agreement by giving written notice of termination to Seller on or prior to the scheduled Closing Date, in which event the Deposit shall be returned to Buyer.

                  (g) Seller shall complete and deliver for execution by each of the Tenants a Subordination, Non-Disturbance and Attornment agreement in the form of Exhibit F-2 to this Agreement, but modified and supplemented by Buyer's counsel to reflect the terms and provisions of each of the respective Tenant Leases (each, "SNDA"); and Seller shall use its best efforts to obtain an executed SNDA from each of the Tenants. Seller shall deliver to Buyer a copy of each of the executed SNDAs delivered to Seller promptly after receiving each such SNDA. If, notwithstanding the use of its best efforts, Seller has been unable to obtain SNDAs from all Tenants under the Tenant Leases, then, Buyer shall have the right, at Buyer's sole option to terminate this Agreement by giving written notice of termination to Seller on or prior to the scheduled Closing Date, in which event the Deposit shall be returned to Buyer.

                  (h) With respect to each of the Tenant Leases, if any, which grants to the Tenant a right or option to purchase all or any portion of the Property ("Purchase Option Rights"), Seller shall prepare and deliver for execution by each of such Tenants a written release and termination of such right or option in form acceptable to Buyer and to the Title Company (to induce the Title Company to remove such option to purchase as an exception to title) ("Tenant Option Waiver").

                  (i) With respect to each of the Tenant Leases, if any, which grants to the Tenant a right of first offer, right of first refusal, or similar right to purchase all or any portion of the Property ("Right of First Refusal Rights"), Seller shall complete and deliver for execution by each of such Tenants, in form acceptable to Buyer and to the Title Company, a waiver and release of such right or option with respect to the conveyance of the Property by Seller pursuant to this Agreement (to induce the Title Company affirmatively to insure Buyer that such Tenants' rights of first offer, rights of first refusal or similar rights are not applicable to the conveyance of the Property by Seller pursuant to this Agreement) and that such rights of first offer, rights of first refusal or similar rights shall not be applicable to (and shall not be activated by) any foreclosure of any Mortgage lien on the Property or any Deed granted by the Mortgagor to the holder of any Mortgage in lieu of foreclosure of such Mortgage; and that any such foreclosure sale or transaction in connection with the delivery of the Deed in lieu of foreclosure may be consummated without first offering to such Tenant any right to purchase the Property pursuant to the terms and provisions of its respective Tenant Lease ("Tenant Right of First Refusal Waiver").

                  (j) With respect to each of the brokers entitled to an Assumed Commission Obligation, a written confirmation of the amount thereof ("Broker Confirmation Letter").


         10. ENVIRONMENTAL MATTERS.

                  (a) Seller represents and warrants to Buyer that to the best of Seller's actual knowledge without further investigation or obligation to do so:

                           (i) The Property and all activities and conditions at
the Property are in compliance with all applicable federal, state and local environmental statutes, ordinances, regulations, orders and requirements of common law, including without limitation: those relating to the construction, operation, maintenance or repair of any improvements or equipment; the discharge, emission or release of any item or substance to the air, soil, surface water or ground water; the discharge of any dredge or fill material to a wetland or other water of the United States; the storage, treatment, disposal or handling of any Contaminant; or the construction, operation, maintenance or repair of aboveground or underground storage tanks (collectively, "Environmental Laws").

                           (ii) No item or substance that may require
remediation under any Environmental Law ("Contaminant") is present on, over or under or is migrating from the Property.

                           (iii) Neither radon nor any radon progeny is present
at any area of the Property in excess of 4 picocuries/liter.

                           (iv) Neither Seller, the Tenants nor any other party
has generated, stored, treated, disposed of, discharged, released, emitted or otherwise handled any Contaminant on, over, under, from or in any manner affecting the Property or any premises adjacent to the Property. For the purposes of this subsection (iv) only, "Contaminant" shall not include office equipment, fuel and other similar products contained in vehicles and cleaning solutions and other maintenance materials that are customarily used or stored incidental to and are reasonably necessary for the operation or maintenance of the Property.

                           (v) Neither the Property nor any adjacent premises,
is listed or proposed for listing on the National Priorities List established pursuant to Section 105(8)(B) of CERCLA, 42 U.S.C. Section 9605(8)(B), or on any other hazardous site list promulgated by any federal, state or local government or governmental agency.

                           (vi) No underground or above ground storage tanks are
present at the Property.

                           (vii) Seller has provided Buyer with copies of all:
(A) permits, licenses, certificates, registrations, approvals, and any amendments thereto required for the

Property pursuant to or necessary for compliance with Environmental Laws; (B) applications, reports or other materials submitted to any governmental agency in connection with any Environmental Law; (C) records or manifests required to be maintained pursuant to Environmental Laws or which are relevant to the issue of compliance with Environmental Laws; (D) correspondence, notices of violation, summonses, orders, administrative, civil or criminal complaints, requests for information or other documents received by Seller or its agents pertaining to compliance with Environmental Laws or the generation, storage, treatment, handling, discharge, emission, release or migration of any Contaminant on, over, under, from or affecting the Property; and (E) records and analyses of any environmental tests pertaining to the Property, including without limitation the results of any air, water or soil analyses or tank integrity testing, which are in the possession of Seller for the Property or the existence of which is known to Seller.

                           (viii) No civil, criminal or administrative
proceeding is pending or threatened relating to Environmental Laws or Contaminants on, over, under, from or affecting the Property; neither Seller nor any of the Tenants has received any notice of violation or potential liability regarding the Property or activities thereon relating to Environmental Law or Contaminants on, over, under, from or affecting the Property and Seller has no reason to believe such notices will be received and has no reason to know of circumstances that would give rise to such notices or proceedings in the future; neither Seller nor any of the Tenants has entered into any consent order, consent decree, administrative order, judicial order or settlement relating to Environmental Laws or Contaminants on, over, under, migrating from or affecting the Property.

                  (b) Seller will assist Buyer in giving notice to applicable government agencies and in transferring or reissuing to Buyer any permit, license, certificate, registration or other approval necessary to continue operations at the Property, or in obtaining for Buyer any new permit, license, certificate, registration or approval required of Buyer under any Environmental Law.

                  (c) Seller agrees to indemnify, hold harmless, defend and reimburse Buyer for, and release Buyer from, all cost, expense, loss and liability (including without limitation common law and statutory liability) suffered by Buyer from or in connection with any breach of any of the provisions in this Section 10 which were known by Seller at Closing and not disclosed by Seller to Buyer and could not reasonably have been discovered by an environmental audit prepared by Buyer.


         11. CASUALTY.

                  (a) Seller shall maintain the Policies in effect until the time of Closing.

                  (b) (i) If at any time prior to the Closing Date any portion of the Properties is destroyed or damaged as a result of fire or any other casualty ("Casualty"), Seller shall promptly give written notice ("Casualty Notice") thereof to Buyer. If any of the Properties is the subject of a Casualty, Buyer shall have the right, at its sole option, of terminating this

Agreement (by written notice to Seller given within ten (10) days after receipt of the Casualty Notice from Seller) unless, (i) the cost fully to repair or restore such damage is less than Fifty Thousand Dollars ($50,000) and sufficient insurance proceeds are available fully to restore such damage, and (ii) the insurance companies issuing the Policies have confirmed in writing prior to the end of such ten (10) day period that such Casualty is covered by the Policies and that no defense to payment of the claim exists, and (iii) such Casualty will not result in any of the Tenants terminating any of the Tenant Leases or asserting a right to terminate any of the Tenant Leases and (iv) any loan commitment obtained by Buyer for financing to acquire the Property is not canceled or suspended as a result of such Casualty. If a Casualty Notice is given to Buyer less than ten (10) days prior to Closing, at Buyer's option Closing shall be postponed to a date not earlier than ten (10) days after Buyer's receipt of the Casualty Notice.

                           (ii) If Buyer terminates this Agreement pursuant to
this Section 11(b), Seller and Buyer shall forthwith deliver to the Title Company written instructions to pay the Deposit to Buyer.

                           (iii) If this Agreement continues in effect, the
proceeds of any insurance with respect to the Property paid between the date of this Agreement and the Closing Date together with an amount equal to Seller's deductible under the Policies with respect to such Property, shall be paid to Buyer at the time of Closing (except to the extent that Seller shall have used such proceeds for repair and restoration pursuant to the provisions of Section 11(c) below), and all unpaid claims and rights in connection with losses to such Property shall be assigned to Buyer at Closing without in any manner affecting the Purchase Price.

                  (c) If the Property is the subject of a Casualty, but Buyer does not have the right to terminate this Agreement pursuant to the provisions of Section 11(b) above (or Buyer does not exercise such right), then Seller shall promptly cause all temporary repairs to be made to the Property as shall be required to prevent further deterioration and damage to the Property; provided, however, that any such repairs in excess of Fifty Thousand Dollars ($50,000) shall first be approved by Buyer, which approval shall not be unreasonably delayed, conditioned or withheld. Seller shall have the right to be reimbursed from the proceeds of any insurance with respect to the Property paid between the date of this Agreement and the Closing Date for the cost of all such repairs made pursuant to this Section 11(c). Except for the obligation of Seller to repair the Property set forth in this Section 11(c), Seller shall have no other obligation to repair any Casualty damage in the event Buyer does not elect to terminate this Agreement pursuant to the provisions of Section 11(b), and in such event, Buyer shall accept the Property at Closing as damaged or destroyed by the Casualty and Buyer shall have the right to enter the Real Property prior to Closing for the purpose of performing such repairs thereto as are reasonably necessary to protect the Property against further damage prior to the Closing Date.

         12. EMINENT DOMAIN.

                  (a) If at any time prior to the Closing Date: a Taking affects all or any part of the Property, or if any proceeding for a Taking is commenced, or if notice of the contemplated commencement of a Taking is given, Seller shall promptly give written notice

("Taking Notice") thereof to Buyer. If any of the Properties is Taken, Buyer shall have the right, at its sole option, of terminating this Agreement. If a Taking Notice is given to Buyer less than ten (10) days prior to Closing, at Buyer's option Closing shall be postponed to a date not earlier than ten (10) days after Buyer's receipt of the Taking Notice.

                  (b) If Buyer terminates this Agreement pursuant to this
Section 12, Seller and Buyer shall forthwith deliver to the Title Company written instructions to pay the Deposit to Buyer.

                  (c) If this Agreement continues in effect, the Purchase Price shall be reduced by the total of any awards or damages received by Seller with respect to the Property and Seller shall, at Closing, be deemed to have assigned to Buyer all of Seller's right, title and interest in and to any awards or damages with respect to the Property to which Seller may have become entitled or may thereafter be entitled by reason of any exercise of the power of eminent domain or condemnation with respect to or for the Taking of such Property or any portion thereof. Provided, however, the condemnation award for Building 1 - Buncombe Road - in the amount of Nine Thousand Dollars ($9,000) shall remain the property of Seller.

         13. CONDITIONS OF BUYER'S OBLIGATIONS.

                  (a) The obligations of Buyer under this Agreement are subject to the satisfaction at the time of Closing of each of the following conditions (any one of which may be waived in whole or in part in writing by Buyer at or prior to Closing):

                           (i) all of the representations and warranties by
Seller set forth in this Agreement shall be true and correct;

                           (ii) no representation or warranty by Seller
contained in this Agreement shall contain any untrue statement or shall omit a material fact necessary to make the statement of fact therein recited not misleading;

                           (iii) Seller shall have performed all covenants,
agreements and conditions required by this Agreement to be performed by Seller prior to or as of the Closing Date;

                           (iv) there shall have been no material adverse change
in the financial condition of any of the Tenants during the period from the date of this Agreement to the Closing Date;

                           (v) Buyer shall have received the executed Tenant
Estoppel Certificates and the SNDAs from the Tenants under the Tenant Leases;

                           (vi) Buyer shall have received the executed Tenant
Option Waivers and the Tenant Right of First Refusal Waivers from any of the Tenants under the Tenant Leases which contain Purchase Option Rights and/or Right of First Refusal Rights;

                           (vii) Buyer shall have received the executed Brokers
Confirmation Letters Agreements from the Brokers ; and

                           (viii) Buyer shall have received written confirmation
that the Tenant Leases have been amended or renewal options contained therein have been exercised by the Tenants thereunder to provide for the extensions of the Tenant Leases designated on Schedule 4 hereto.

                  (b) In the event any of the conditions set forth in Section 13(a) are not satisfied as of the Closing Date, Buyer shall have the right (in addition to all other rights and remedies available to Buyer under this Agreement, at law or equity), at Buyer's sole option (by written notice to Seller) to (i) terminate Buyer's obligations under this Agreement and have the Deposit returned to Buyer, or (ii) complete Closing notwithstanding the unsatisfied condition, or (iii) if such condition is not fulfilled by reason of Seller's intentional act or omission and can be remedied by the payment of an ascertainable sum, Buyer may complete Closing and deduct such sum from the Purchase Price.

         14. INSPECTION PERIOD.

                  (a) Buyer shall, during the period ("Inspection Period") which shall commence as of the date of this Agreement and which shall end at 11:59 PM on the 45th day after the date of this Agreement, have the opportunity to examine the Property, the Tenant Leases, the Service Agreements, the Policies, the Permitted Encumbrances and any items to be delivered by Seller to Buyer, and to conduct such other inspections of the Property (including, without limitation, environmental surveys and inspections and engineering surveys and inspections) as Buyer, in its discretion, may elect.

                  (b) (i) Seller acknowledges that Buyer may commission, prior to Closing, at Buyer's sole cost and expense, an investigation of (without limitation): compliance with Environmental Laws, the presence of Contaminants on, over, under, migrating from or affecting the Property including without limitation in connection with the use and operation of any Personal Property, and the presence of conditions that may affect Buyer's intended use.

                           (ii) Seller will cooperate with Buyer and Buyer's
agents in Buyer's investigation, including without limitation: (A) complying with requests for information and records; (B) warranting that responses to such requests are true and complete; (C) assisting Buyer in obtaining governmental agency or other records and upon Buyer's request communicating directly with any governmental agencies; (D) granting Buyer access to the Property including, without limitation, access for collecting surface or subsurface samples of soil, vegetation or water, or samples from buildings and other improvements and Personal Property located on the Property, including samples from walls, floors, ceilings, plenums, paved areas and other areas the taking of which samples may necessitate some damage to the buildings, other improvements or the Personal Property, and installing groundwater monitoring wells; and (E) delivering to Buyer any communications, letters, inquiries or notices received by Seller from any regulatory body dealing with environmental matters, water quality, air quality, life safety and OSHA and with all reports which may have been prepared within the past five years addressing the presence of PCB emissions, asbestos or other hazardous materials or waste. Buyer's investigations shall in no way limit or otherwise affect Seller's representations and warranties under this Agreement. If Buyer does not complete Closing, Buyer will repair any invasive testing to the condition of the Property which had reasonably existed prior to such testing or sampling.

                  (c) Buyer shall have the right, at Buyer's sole option, to elect to terminate this Agreement (for any reason whatsoever) by giving notice of such termination to Seller on or prior to 11:59 P.M. on the second business day to occur after the date on which the Inspection Period ends. If Buyer terminates this Agreement pursuant to this Section 14(c), this Agreement shall be null and void and neither party shall have any further obligations under this Agreement.

         15. ITEMS TO BE DELIVERED AT CLOSING.

                  (a) At Closing, Seller shall deliver to Buyer the following:

                           (i) The Deeds. Each of the Deeds shall be
substantially in the form attached hereto as Exhibit G-1.

                           (ii) The Bills of Sale. Each of the Bills of Sale
shall be substantially in the form attached hereto as Exhibit G-2.

                           (iii) Assignments in the form of Exhibits G-3 and
G-4, respectively, of the Tenant Leases and the Service Agreements designated on Exhibit D to be assigned to Buyer, duly executed and acknowledged by Seller and in proper form for recording, assigning to Buyer all of the lessor's and Seller's rights, title and interest in the Tenant Leases and such Service Agreements; together with all correspondence between Seller and the Tenants; an original executed copy of each of the Tenant Leases and each such Service Agreement; a letter in the form of Exhibit G-5 duly executed by Seller, addressed to each of the Tenants and other parties under the Service Agreements informing it of the assignments. Seller shall also deliver to Buyer at Closing evidence of Seller's termination of those Service Agreements not assigned to Buyer and payment of all sums owing to the parties to such Service Agreements.

                           (iv) An assignment in the form of Exhibit G-6, duly
executed and acknowledged by Seller, of (and delivery to Buyer of originals or copies of): all permanent certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the Property; all fees, escrow and/or security funds, deposits and other sums heretofore paid by Seller to any governmental authority in connection with the Property; all certificates issued by the local Board of Fire Underwriters (or other body exercising similar functions); all plans, specifications and project manuals for the Property in Seller's possession; and all guarantees, bonds and warranties with respect to the Property (together with original counterparts of such instruments).

                           (v) An original counterpart of each of the Tenant
Estoppel Certificates and each of the SNDAs; and an original counterpart of each of the required Tenant Option Waivers and Tenant Right of First Refusal Waivers.

                           (vi) Such resolutions and certificates as the Title
Company shall require to evidence the due authorization of the execution and performance of this Agreement and the documents to be delivered pursuant hereto; and all affidavits, indemnities and other agreements required by the Title Company to permit it to issue to Buyer the Owner's Policy of Title Insurance required pursuant to Section 5(a).

                           (vii) A statement, certified by Seller (and
accompanied with all relevant back-up documentation) setting forth all information necessary or required to permit Buyer to calculate and collect after Closing all payments of additional rent and other charges due under the Tenant Leases.

                           (viii) All proper instruments for the conveyance of
the awards referred to in Sections 1(a), 1(b) and 12.

                           (ix) A Uniform Commercial Code search against Seller,
as debtor, in the relevant offices of the State in which the Property is located and the County in which the Property is located, revealing no security interests or liens on the Personal Property, or releases of any which are disclosed.

                           (x) Duplicate copies of all books, records and
operating reports in Seller's possession which are necessary to insure continuity of operation of the Property.

                           (xi) An original executed counterpart of each of the
Broker Confirmation Letters.

                           (xii) A Guaranty Agreement in the form attached
hereto as Exhibit C wherein Seller shall guaranty to Buyer the obligations of American Home Ensembles to pay all rent due under its lease for a period of 12 months from and after the Closing Date.

                           (xiii) Any other documents required to be delivered
by Seller pursuant to any other provisions of this Agreement.

                  (b) At Closing, Buyer shall deliver to Seller the following:

                           (i) The portion of the Purchase Price payable
pursuant to Section 2(a)(ii).

                           (ii) Assumption agreements, in the form of Exhibits
G-3 and G-4 and respectively, of the Tenant Leases and of the Service Agreements designated on Exhibit D to be assigned to Buyer (including Buyer's Assumption of the Assumed Commission Obligations), duly executed and acknowledged by Buyer and in proper form for recording.

                           (iii) Any other document required to be delivered by
Buyer pursuant to any other provisions of this Agreement.

         16. INDEMNITY BY SELLER. Seller agrees to indemnify, defend and hold harmless Buyer from and against, and to reimburse Buyer with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including without limitation reasonable attorney's fees and court costs) asserted against or incurred by Buyer by reason of or arising out of (a) a breach of any representation or warranty of Seller as set forth in this Agreement, and (b) the failure of Seller to perform any obligation required by this Agreement to be performed by it. Notwithstanding any provision of this Agreement to the contrary, it is understood and agreed that the remedy of indemnity pursuant to this Section 16 and Buyer's remedies at law may be inadequate in the case of any breach by Seller of its representations, warranties and obligations under this Agreement, and Seller agrees that Buyer shall be entitled to equitable relief and the remedy of specific enforcement with respect thereto.

         17. BROKERAGE. Each of Seller and Buyer represents and warrants to the other that it has dealt with no broker, finder or other intermediary in connection with this sale, other than Gelcor Realty and Grubb & Ellis/The Furman Company. In reliance upon the representation and warranty of each of Seller and Buyer set forth in the preceding sentence, Seller agrees to pay all brokerage commissions due to Grubb and Ellis/The Furman Company and Buyer agrees to pay all brokerage commissions due to Gelcor Realty.

         18. NO OTHER REPRESENTATIONS; AS IS.

                  (a) Buyer acknowledges that neither Seller nor anyone acting, or purporting to act, on behalf of Seller, has, except as expressly set forth in this Agreement, made any representation or warranty with respect to the Property.

                  (b) PROVIDED, HOWEVER, THAT IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT BUYER HAS THE RIGHT TO PERFORM EXAMINATIONS AND INSPECTIONS OF THE PROPERTY PRIOR TO THE EXPIRATION OF THE INSPECTION PERIOD AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER IS PURCHASING THE PROPERTY "AS IS" AND "WHERE IS".

         19. SUCCESSORS AND ASSIGNS. Buyer may assign its rights under this Agreement (including an assignment to an intermediary in a tax-free exchange) without the prior consent of Seller, but such assignment shall not relieve or release Buyer of its obligations under this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Notwithstanding the provisions of Section 17, Buyer agrees that if this Agreement is assigned by Buyer to Liberty Property Trust or First Industrial, Buyer agrees to pay the real estate commission which may be due to Realtors who represented Seller in the aborted sales to Liberty Property Trust or First Industrial.

         20. FIRPTA.

                  (a) Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Buyer that withholding of tax is not required upon the disposition by Seller of a United States real property interest, the undersigned parties executing this Agreement on behalf of Seller hereby certify the following on behalf of Seller:

                           (i) Seller is not a foreign corporation, foreign
partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

                           (ii) Seller's U.S. employer identification number is
as follows: __________; and

                           (iii) Seller's office address is:

                                 252 S. Pleasantburg Drive
                                 5th Floor - Suite A
                                 McAlister Office Park
                                 Greenville, South Carolina 29607



Seller, and the parties executing this Agreement on behalf of Seller, understand that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement made here could be punished by fine, imprisonment, or both. Under penalties of perjury, the undersigned parties executing this Agreement on behalf of Seller declare that they have examined this certification and to the best of their knowledge and belief, it is true, correct and complete; and they further declare that they have authority to sign this document on behalf of Seller.

                  (b) Seller, and the parties executing this Agreement on behalf of Seller, shall deliver to Buyer at Closing, a restatement of the above certifications of Seller and of the parties executing this Agreement on behalf of Seller in the form attached to this Agreement as Exhibit I.

         21. NOTICES.

                  (a) All notices, demands, requests or other communications from each party to the other required or permitted under the terms of this Agreement shall be in writing and, unless and until otherwise specified in a written notice by the party to whom notice is intended to be given, shall be sent to the parties at the following respective addresses:

                                  if intended for Buyer:

                                  Plymouth Meeting Executive Campus
                                  620 West Germantown Pike
                                  Suite 200
                                  Plymouth Meeting, PA  19462
                                  Attn:  Stephen J. Butte
                                  Fax:  (610) 834-9560

                                  if intended for Seller:

                                  252 S. Pleasantburg Drive
                                  5th Floor - Suite A
                                  McAlister Office Park
                                  Greenville, South Carolina  29607

Notices may be given on behalf of any party by its legal counsel.

                  (b) Each such notice, demand, request or other communication shall be given (i) against a written receipt of delivery, or (ii) by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) by a nationally recognized overnight courier service for next business day delivery, or (iv) via telecopier or facsimile transmission to the facsimile number listed above, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in either the manner specified in clause (i) or (iii) above.

                  (c) Each such notice, demand, request or other communication shall be deemed to have been given upon the earliest of (i) actual receipt or refusal by the addressee if sent pursuant to Section (b)(i) or (b)(iv) or (ii) deposit thereof at any main or branch United States post office if sent in accordance with section (b)(ii) above or (iii) deposit thereof with the courier if sent pursuant to section (b)(iii) above.

         22. MISCELLANEOUS.

                  (a) CAPTIONS. The captions in this Agreement are inserted for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

                  (b) ENTIRE AGREEMENT; GOVERNING LAW. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior or other negotiations, representations, understandings and agreements (including, without limitation, the letter of intent between Seller and Buyer dated July 8, 1998) of, by or among the parties, express or implied, oral or written, which are fully merged herein. The express terms of this Agreement control and supersede any course of performance and/or customary practice inconsistent with any such terms. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement unless such agreement is in writing and signed by the party against whom enforcement of such change, modification, discharge or abandonment is sought. This Agreement shall be governed by and construed under the laws of the State of South Carolina.

                  (c) PROVISIONS SEPARABLE. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision may be invalid or unenforceable in whole or in part.

                  (d) WAIVER OF TENDER OF DEED AND PURCHASE MONIES. The tender of an executed Deed by Seller and the tender by Buyer of the Purchase Price are mutually waived, but nothing in this Agreement shall be construed as a waiver of Seller's obligation to deliver the Deed and/or of the concurrent obligation of Buyer to pay the portion of the Purchase Price payable at Closing.

                  (e) GENDER, ETC. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                  (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected on this Agreement as the signatories.

                  (g) EXHIBITS. All exhibits attached to this Agreement are incorporated by reference into and made a part of this Agreement.

                  (h) NO WAIVER. Neither the failure nor any delay on the part of either party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of any such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  (i) INTERPRETATION. No provision of this Agreement is to be interpreted for or against either party because that party or that party's legal representative or counsel drafted such provision.

                  (j) TIME. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period provided in this Agreement shall fall on a Saturday, Sunday or legal holiday, then the final day shall extend to 5:00 p.m. of the next full business day. For the purposes of this Section, the term "holiday" shall mean a day other than a Saturday or Sunday on which banks in the State of South Carolina are or may elect to be closed.

                  (k) ATTORNEY'S FEES. In connection with any litigation arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorney's fees. However, the provisions of this section are expressly subject to the limitation on the Buyer's liability specified in Section 3.

                  (l) BUYER'S EXERCISE OF RIGHT TO TERMINATE. If Buyer desires to terminate its obligations under this Agreement pursuant to any of the provisions of this Agreement, Buyer shall do so by delivering written notice of termination to Seller. Upon any such termination the Deposit shall be paid to Buyer, and except as otherwise expressly provided herein, this Agreement shall be and become null and void and neither party shall have any further rights or obligations under this Agreement.

                  (m) SURVIVAL. Except as otherwise expressly provided in
Section 8, the representations, warranties and agreements of Seller set forth in Sections 8, 9 and 10 of this Agreement shall survive a termination of this Agreement, or Closing for a period of 24 months, and thereafter shall survive to the extent that Buyer shall have given to Seller written notice of breach thereof. The obligations of Seller and Buyer pursuant to Sections 7, 10, 16, 17, 20, 21, 22(k), 22(n), 23, 24 and 25 of this Agreement shall survive Closing. Except as otherwise provided in the preceding two sentences of this Section 22(m), the agreements of Seller and Buyer set forth in this Agreement shall not survive Closing and shall merge into the delivery of the Deed at Closing.

                  (n) FURTHER ASSURANCES. After Closing, each party shall execute, acknowledge and deliver, for no further consideration but at the cost of the requesting party, all documents and instruments as the other party may reasonably request to further evidence or effectuate the purposes of this Agreement.

         23. TAX FREE EXCHANGE. Each of Seller and Buyer shall cooperate with the other in effecting an exchange described in Section 1031 of the Internal Revenue Code ("Tax Free Exchange"), provided, that: (a) the Tax Free Exchange shall not impose additional financial or legal obligations in addition to those set forth elsewhere in this Agreement; (b) neither Seller nor Buyer shall have any obligation to take title to any exchange property; (c) the exchanging party shall indemnify, defend and save and hold the other party harmless of and from all expenses, liabilities, claims, losses or actions as a result of participation in the Tax Free Exchange; and (d) the other party shall have no obligation to modify any of the provisions of this Agreement to effect the Tax Free Exchange.

         24. REPORTS. For the period of time commencing on the date of this Agreement and continuing through the first anniversary of the Closing Date, and without limitation of the other document production otherwise required of Seller hereunder, Seller shall, from time to time, upon reasonable advance written notice from Buyer, provide to Buyer and its representatives: (i) access to all financial and other information pertaining to the period of Seller's ownership and operation of the Property, which information is relevant and reasonably necessary, in the opinion of Buyer's outside, third party accountants ("Accountants") to enable Buyer and its Accountants to prepare financial statements in compliance with any and all of (a) Rule 3-05 or Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"), as applicable to Buyer; (b) any other rule issued by the Commission and applicable to Buyer; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Buyer; and (ii) a representation letter, in form specified by, or otherwise satisfactory to the Accountants, signed by the individual(s) responsible for Seller's financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants in order to render an opinion concerning Seller's financial statements.

         25. ADDITIONAL OBLIGATIONS OF SELLER AND BUYER. At Closing, Seller and all then identifiable Seller Parties and Buyer shall execute, acknowledge and deliver an Agreement (prepared by counsel for Buyer) in recordable form, providing, INTER ALIA, as follows:


                  (a) SELLER. The term "Seller" shall mean T. Walter Brashier, the children and grandchildren of T. Walter Brashier, any partnership, corporation, limited liability company or other entity in which T. Walter Brashier or the children or grandchildren of T. Walter Brashier has (have) a controlling interest; and all subsidiaries and affiliates of any such partnership, corporation, limited liability company or other entity.

                  (b) SUBJECT PROPERTY. The term "Subject Property" shall mean any real property situate within the State of South Carolina owned or controlled by any of the Seller Parties on which any building or other improvements now or hereafter exist which are intended to be used for manufacturing, warehouse, or other industrial purposes.

                  (c) RIGHT OF FIRST REFUSAL. The Seller agrees that during the period of three (3) years from the Closing Date, the Seller will not sell, assign, transfer or convey all or any portion of the Subject Property except in accordance with the following right of first refusal. If at any time during the period of three (3) years from the Closing Date, Seller desires to sell, assign, transfer or otherwise convey all or any portion of the Subject Property ("Offered Property"), Seller shall obtain a bona fide written offer ("Offer") from an unrelated third party ("Offeror") setting forth the terms and provisions pursuant to which the Offeror will purchase the Offered Property. The Offer must contain the purchase price, the terms on which the purchase price is payable, and the condition pursuant to which title to the Offered Property is to be conveyed. Buyer shall have the right to purchase the Offered Property (in accordance with the terms of the Offer) by giving to Seller written notice within ten (10) days after the date on which Buyer shall have received the Offer from Seller. If Buyer elects to purchase the Offered Property pursuant to the terms of the Offer, Buyer shall thereafter have a 30-day Inspection Period; and

Buyer shall have the right to elect not to purchase the Offered Property by giving written notice of such election to Seller on or prior to the expiration of the 30-day Inspection Period. If Buyer does not elect not to purchase the Property by the end of the 30-day Inspection Period, then Seller and Buyer shall complete closing on the sale and purchase of the Offered Property within thirty
(30) days after the expiration of the 30-day Inspection Period.

                  (d) NONCOMPETITION.

                           (i) The term "Property" shall mean the real property
conveyed as of this date by Seller to Buyer; and the term "Prospect" shall mean any party which is an occupant or user of any space within the Property (whether as a tenant or subtenant).

                           (ii) Seller and the Seller Parties agree that neither
Seller nor any of the Seller Parties, shall, at any time during the period of three years from the date of this Agreement, negotiate to lease, or enter into any lease, for any space within the Subject Property with any Prospect. Notwithstanding the foregoing, during the period of three years from the date of this Agreement the Seller Parties shall have the right to negotiate to lease or enter into a lease for space within the Subject Property: (A) with any Prospect if Buyer has previously given to such Prospect written notice that Buyer does not intend to enter into a lease with such Prospect for space within the Property; and (B) with any Prospect, if such Prospect has given to Buyer written notice that such Prospect desires to remain in possession of its premises in the Property and to expand into additional space in the Property and such additional space is not available to the Prospect in the Property.

                  (f) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; and shall run with and burden and benefit, respectively, the Subject Property and the Property.

                  (g) DESCRIPTIONS. To the extent then identifiable, legal descriptions of the Subject Property and of the Property shall be attached as Exhibits to the Agreement.

                  (h) NOTICES. The Agreement will specify addresses for notices and the method for the giving of notices; in a manner similar to the provisions of Section 21 above.

         IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement as a sealed instrument as of the day and year first above written.

Witness/Attest:                     SELLER:

/S/ FAYE B. BROWN                   /S/ T. WALTER BRASHIER
--------------------                ----------------------
Name: Faye B. Brown                 Name: T. Walter Brashier

/S/ FAYE B. BROWN                   /S/ MARTIN TIMOTHY BRASHIER
-------------------                 ---------------------------
Name: Faye B. Brown                 Name: Martin Timothy Brashier

                  (signatures continued on next page)

Witness/Attest:                     SELLER (signatures continued):
                                    HOPEWELL PROPERTIES, INC.


/S/ FAYE B. BROWN                   By:/S/ T. WALTER BRASHIER
-------------------                 -------------------------
Name: Faye B. Brown                 Name: T. Walter Brashier
                                    Title: President


                                    TTT PARTNERSHIP


/S/ FAYE B. BROWN                   By: /S/ JAMES TED BRASHIER
-----------------                   --------------------------
Name: Faye B. Brown                 Name: James Ted Brashier
                                    Title:  General Partner


                                    STONELEDGE, INC.


/S/ FAYE B. BROWN                   By: /S/ T. WALTER BRASHIER
-----------------                   --------------------------
Name: Faye B. Brown                 Name: T. Walter Brashier
                                    Title: President


/S/ FAYE B. BROWN                   /S/ WILLIAM BENJAMIN DUNCAN
-----------------                   ---------------------------
Name: Faye B. Brown                 Name: William Benjamin Duncan


/S/ FAYE B. BROWN                   /S/ JAMES BRIAN DUNCAN
-----------------                   ----------------------
Name: Faye B. Brown                 Name: James Brian Duncan

Witness/Attest                          SELLER (signatures continued):


                                        KIDCO

/S/ FAYE B. BROWN                   By: /S/ JAMES TED BRASHIER
-----------------                   --------------------------
Name: Faye B. Brown                 Name: James Ted Brashier
                                    Title: Managing Partner


/S/ FAYE B. BROWN                   /S/ THOMAS WALTER BRASHIER, JR
-----------------                   ------------------------------
Name: Faye B. Brown                 Name: Thomas Walter Brashier, Jr.


/S/ FAYE B. BROWN                   /S/ KATHY B. DUNCAN
-----------------                   -------------------
Name: Faye B. Brown                 Name: Kathy B. Duncan


/S/ FAYE B. BROWN                   /S/ JAMES TED BRASHIER
-----------------                   ----------------------
Name: Faye B. Brown                 Name: James Ted Brashier


                                         BUYER:

                                         AMERICAN REAL ESTATE
                                           INVESTMENT, L.P.

                                         By:  American Real Estate Investment
                                                Corporation, its General Partner


                                         By:/S/ STEPHEN J. BUTTE
                                         ----------------------
                                         Name: Stephen J. Butte
                                         Title: Vice President